PHOENIX INVESTMENT TRUST
CIK# 0001045018
Semi-Annual 2/29/04

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series1-
Class A $123, Class B 31, Class C 28
Series 2
Class A, B, C are zero.

73A1/73A2-
Series 1
Class A $0.0397, Class B .0234, Class C .0234.
Series 2
Class A, Class B and Class C are zero.

74U1/74U2-
Series 1
Class A 2980, Class B 1253, Class C 1121
Series 2-
Class A 5302, Class B 2970, Class C 3702

74V1/74V2-
Series 1
Class A $12.57, Class B $12.17, Class C $12.18
Series 2-
Class A $15.62, Class B $14.83, Class C $14.83